Alan A. Blakeboro

Gary j. hill

Diana Jessup Lee

Bruce W. McRoy

Peter A. Muzinich

Michael E. Pfau

Daniel A. Reicker

Andrew D. Simons

Timothy J. Trager

Fernando Velez, Jr.

__________

Robert B. Forouzandeh

Stephen E. White

1421 State Street, Suite B Santa Barbara, CA 93101 Telephone (805) 966-2440 Fax (805) 966-3320 June 4, 2014	Mailing Address Post Office Box 1470 Santa Barbara, CA 93102-1470 _______ www.reickerpfau.com _______ Kurt H. Pyle, Retired

EnerJex Resources, Inc.

4040 Broadway, Suite 508

San Antonio, TX 78209

Re:	Certain Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to EnerJex Resources, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance of up to 460,000 shares of 10% Series A Cumulative Redeemable Perpetual Preferred Stock of the Company, par value $0.001 per share (the "Shares"). The Shares are being registered pursuant to a registration statement on Form S-1, as amended, under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") on February 14, 2014 (Registration No. 333-193976) (as amended, the "Registration Statement"). In connection therewith, we have participated in the preparation of the section in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations" (the “Discussion”).

Subject to the assumptions, qualifications and limitations set forth in the Discussion, we hereby confirm that the statements of legal conclusions contained in the Discussion, insofar as they purport to constitute statements of U.S. federal tax law and regulations or legal conclusions with respect thereto, are our opinion.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinion set forth herein, and (iii) other information provided to us by the Company.

EnerJex Resources, Inc.	-2-	June 4, 2014

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Reicker, Pfau, Pyle & McRoy LLP
REICKER, PFAU, PYLE & MCROY LLP